SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2015

Synalloy Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	775 Spartan Blvd., Suite 102, P.O. Box 5627, Spartanburg, SC	29304
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (864) 585-3605

Inapplicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)	Chief Accounting Officer

On July 13, 2015, Synalloy Corporation (the “Company”) announced that Richard D. Sieradzki, Chief Financial Officer and Vice President, Finance, will be relinquishing his role as Chief Financial Officer and Vice President, Finance effective July 13, 2015, but remaining as Chief Accounting Officer. Mr. Sieradzki, a certified public accountant, had been Chief Financial Officer and Vice President, Finance of the Company since 2010. Mr. Sieradzki’s base salary and eligibility under the Company’s short-term cash and restricted stock plan will remain unchanged. The Company confirms, as required by regulations under the Securities and Exchange Act of 1934, that (1) there is no family relationship between Mr. Sieradzki and any director or executive officer of the Company, (2) there was no arrangement or understanding between Mr. Sieradzki and any other person pursuant to which he was elected to his position with the Company, and (3) there is no transaction between Mr. Sieradzki and the Company that would require disclosure under Item 404(a) of Regulation S-K. No material plan, contract or arrangement (whether or not written) to which Mr. Sieradzki is a party or a participant was entered into or materially amended in connection with his maintaining the duties of Chief Accounting Officer, and Mr. Sieradzki did not receive any grant or award or any modification thereto, under any such plan, contract or arrangement in connection with such event.

(c)	Chief Financial Officer

On July 13, 2015, the Company announced that Dennis M. Loughran (57) has joined the Company as Senior Vice President and Chief Financial Officer. Mr. Loughran comes to the Company from Citadel Plastics where he served as Chief Financial Officer. Prior to his time at Citadel Plastics, Mr. Loughran served as Vice President of Finance and Chief Financial Officer of Rogers Corporation (NYSE: ROG) from 2006 to 2014. Mr. Loughran, a certified public accountant, holds a B.S. in Business Administration from the University of Richmond and a M.B.A. from Virginia Commonwealth University.

Mr. Loughran will receive an annual base salary of $285,000. For the year ending December 31, 2015, Mr. Loughran will be eligible for a prorated cash bonus of $121,125 and a prorated restricted stock award worth $35,625, both subject to the terms of the Company’s short-term cash and restricted stock plan.

The Company confirms, as required by regulations under the Securities and Exchange Act of 1934, that (1) there is no family relationship between Mr. Loughran and any director or executive officer of the Company, (2) there was no arrangement or understanding between Mr. Loughran and any other person pursuant to which he was elected to his position with the Company, and (3) there is no transaction between Mr. Loughran and the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Loughran did not receive any grant or award in connection with his appointment as the Company’s Senior Vice President and Chief Financial Officer.

ITEM 9.01.	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description of Exhibit
99	Synalloy Corporation Press Release dated July 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /s/ Craig C. Bram
Craig C. Bram
President and Chief Executive Officer

Dated: July 14, 2015